BYLAWS

                                       OF

                                  SVB FINANCIAL
                                 SERVICES, INC.


                                  A New Jersey
                                   Corporation
























                               103 West End Avenue
                              Somerville, NJ 08876

                               TABLE OF CONTENTS


ARTICLE I- Offices

ARTICLE II- Meetings of Stockholders
   Section 1. Place
   Section 2. Annual Meeting
   Section 3. Special Meetings
   Section 4. Notice
   Section 5. Quorum
   Section 6. Voting
   Section 7. Proxies
   Section 8. Conduct of Meetings

ARTICLE III- Board of Directors
   Section 1. Powers
   Section 2. Number
   Section 3. Organization Meeting
   Section 4. Regular Meetings
   Section 5. Special Meetings
   Section 6. Conduct of Meetings
   Section 7. Vacancies
   Section 8. Compensation
   Section 9. Removal of Directors or Officers

ARTICLE IV - Committees of the Board
   Section 1. Executive Committee
   Section 2. Establishment of Committees
   Section 3. Committee Organization
   Section 4. Committee Reports

ARTICLE V - Officers and Employees
   Section 1. Chairman of the Board
   Section 2. President
   Section 3. Vice-President
   Section 4. Secretary
   Section 5. Treasurer
   Section 6. Other Officers
   Section 7. Tenure of Office
   Section 8. Vacancies
   Section 9. Exercise of Rights as Stockholders
   Section 10. Surety Bonds

ARTICLE VI - Stock and Stock Certificates
   Section 1. Transfers
   Section 2. Stock Certificates
   Section 3. Transfer Agent
   Section 4. Transfer of Stock
   Section 5. Lost Certificates
   Section 6. Holder of Record
   Section 7. Closing of Books

ARTICLE VII - Corporate Seal

ARTICLE VIII - Indemnification
   Section 1. Indemnification
   Section 2. Advances
   Section 3. Procedure
   Section 4. Other Rights
   Section 5. Insurance

ARTICLE IX - Miscellaneous Provisions
   Section 1. Fiscal Year
   Section 2. Execution of Instruments
   Section 3. Records
   Section 4. Emergencies
   Section 5. Word Clarification

ARTICLE X - Bylaws
   Section 1. Inspection
   Section 2. Amendments

ARTICLE XI - Mergers

                                     BYLAWS

                                       OF

                          SVB FINANCIAL SERVICES, INC.

                            A New Jersey Corporation


                                    ARTICLE I
                                     Offices

                  The Corporation shall maintain its principal office in the State of New Jersey. The Corporation may also have offices in such other places, either within or without the state of New Jersey, as the Board of Directors may from time to time designate or as the business of the Corporation may require.


                                   ARTICLE 11
                            Meetings of Stockholders

                  Section 1. Place. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of New Jersey, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.

                  Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in each year on the last Tuesday in April (or if that be a legal holiday, then on the next business day) for the election of directors and for the transaction of such other business as may properly be brought before the meeting.

                  Section  3.  Special   Meetings.   Special   meetings  of  the
stockholders may be called on the order of the President or of a majority of the Board of Directors.

                  Section 4. Notice. Written notice of all meetings of stockholders shall be mailed postage prepaid to each stockholder at least ten
(10) days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

                  Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation, or by these Bylaws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting, unless otherwise provided by law or by the Certificate of Incorporation.

                  Section 6. Voting. All elections of directors shall be managed by three Inspectors, who shall be appointed by the Board of Directors. The Inspectors of election shall hold and conduct the election at which they are appointed to serve, and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the directors elected. The Inspectors of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting and shall certify the result thereof.

                  At all meetings of stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his, her, or its name on the books of the Corporation.

                  Section 7. Proxies. Stockholders may vote at any meeting of the stockholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting. to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

                  Section 8. Conduct of Meetings. The Chairman of the Board of the Corporation shall act as Chairman of the meeting and the Vice-Chairman of the Board of the Corporation shall act as Vice-Chairman of the meeting. In the absence of the Chairman and Vice-Chairman the President of the Corporation shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of the meeting. In his absence, the Chairman shall appoint an officer of the Corporation to act as Secretary of the meeting.


                                   ARTICLE 111
                               Board of Directors

                  Section 1. Powers. The Board of Directors shall have the power lo manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all powers of the Corporation shall be vested in and may be exercised by the Board.

                  Section 2. Number. The Board shall consist of not less than five (5) nor more than twenty-five (25) and shall be divided into three (3) classes, all as set forth in Article IV and Article V of the of the Certificate of Incorporation which articles are incorporated herein by reference.

                  Section 3. Organization Meeting. The Chairman of the meeting, upon receiving the certificate of Inspectors of the result of any election, shall notify the directors-elect of their election and of the time and place at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be scheduled to be held on the day of the election or as soon thereafter as practicable and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

                  Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at the principal office of the Corporation, or such other office of the Corporation as may be designated by the Board, at least once per month, unless otherwise ordered by the Board, on such day and at such time as the Board may specify. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day, unless the Board shall designate some other day.

                  Section S. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Secretary and shall be called by the Chairman, President or Secretary upon written request of three (3) Directors, all upon two
(2) business days notice by fax or overnight mail to each Director.

                  Section 6. Conduct of Meetings. At meetings of the Board of Directors, the Chairman of the Board, or in his absence, the Vice-Chairman, the President, or a designated Director shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

                  Section 7. Vacancies. Any vacancy which occurs on the Board shall be filled in accordance with Article V Section D of the Certificate of Incorporation which Section is incorporated herein by reference.

                  Section 8. Compensation. The Directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

                  Section 9. Removal of Directors or Officers. The Board of Directors shall have power to remove any Director from office, but only in accordance with Article V Sections E, F, and G of the Certificate of Incorporation, which Sections are incorporated herein by reference.

                  The Board may remove any officer from office for any cause or without cause by a majority vote of the entire Board.


                                   ARTICLE IV
                             Committees of the Board

                  Section 1. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of the Chairman of the Board and five
(5) members thereof appointed by the Board. During all periods when the Board is not in session, the Executive Committee shall have and may exercise all the authority of the Board except with respect to the filling of vacancies on the Board or in any committee or remove any officer or Director; the fixing of compensation of the Directors for serving on the Board or on any committee; the amendment or repeal of Bylaws or the adoption of new Bylaws; the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; the appointment of other committees of the Board or the members thereof.

                  Section 2. Establishment of Committees. The Board of Directors may appoint, from time to time, from its own members, such other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                  Section 3. Committee Organization. The chairman of each committee shall be recommended by the Chairman and approved by the Board of Directors. Each committee shall determine its own time and place of meetings and rules of procedure unless otherwise directed by the Board.

                  Section 4. Committee Reports. Actions taken at a meeting of any committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two
(2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                                    ARTICLE V
                             Officers and Employees

                  Section 1. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board, to serve at the pleasure of the Board, who shall preside at all meetings of the Board and perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. The Board may also appoint a ViceChairman of the Board, who will preside at all of its meetings in the absence of the Chairman.

                  Section 2. President. The Board of Directors shall appoint a President of the Corporation who may be a member of the Board. In the absence of the Chairman and ViceChairman, he shall preside at any meeting of the Board. The President shall be the Chief Executive Officer of the Corporation, and shall have and may exercise any and all powers and duties normally pertaining to the office of President of the Corporation. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or by these Bylaws.

                  Section 3. Vice-President. The Board of Directors may appoint one or more Vice-Presidents, one or more of whom may be designated Executive Vice President, who may be a member of the Board, or Senior Vice-President. Each Vice-President shall have such powers and duties as may be assigned to him by the Board and the President.

                  Section 4. Secretary. The Board of Directors shall appoint a Secretary who shall keep the minutes of all meetings of the stockholders and the Board of Directors, and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records of the Corporation. He may sign or execute contracts with the President, or a Vice-President thereunto authorized, in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform all duties normally incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

                  Section 5. Treasurer. The Board of Directors shall appoint a Treasurer who shall have general custody of all the funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation. He may sign, with the President. or such other person or persons as may be designated for the purpose by the Board of Directors, all financial instruments of the Corporation. He shall perform all duties normally incident to the office of Treasurer and such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

                  Section 6. Other Officers. The Board of Directors may appoint one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as, from time to time, may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the Board or President.

                  Section 7. Tenure of Office. The Chairman of the Board, Vice-Chairman, and any officer who may be required or permitted by these Bylaws to be a member of the Board of Directors, shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed. Any vacancy occurring in the office of President shall be filled promptly by the Board at any regular or special meeting.

                  Section 8. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

                  Section 9. Exercise of Rights as Stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice-President thereunto duly authorized by the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation of which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons. Section 10. Surety Bonds. Each officer and employee of the Corporation may be covered by bond of such amount and with such security as shall be approved by the Board of Directors, conditioned for the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the Corporation.

                                   ARTICLE VI
                          Stock and Stock Certificates

                  Section 1. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares. The transfer book may be computerized so long as it is convertible into written form within a reasonable time.

                  Section 2. Stock Certificates. Certificates of stock shall be in such form as may from time to time be prescribed by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, or the President or a Board designated VicePresident and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant secretary, and the seal of the Corporation or a facsimile thereof shall be placed thereon.

                  Section 3. Transfer Agent. The Board of Directors all have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents.

                  Section 4. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the corporation only by the holder of record thereof personally, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

                  Section 5. Lost Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity and costs to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

                  Section 6. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person. whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                  Section 7. Closing of Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect.

                                   ARTICLE VII
                                 Corporate Seal

                  The corporate seal of the Corporation shall be in appropriate form and shall contain the designation SVB Financial Services, Inc. 1996, New Jersey.

                                  ARTICLE VIII
                                 Indemnification

                  Section  1.  Indemnification.  Subject  to the  provisions  of
Section 3, any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the laws of the State of New Jersey as in effect at the time of such indemnification.

                  Section 2. Advances. Subject to the provisions of Section 3, any person claiming indemnification within the scope of Section I shall be entitled to advances from the Corporation for payment of the expenses to defend actions against such person in the manner and to the full extent permissible under the laws of the State of New Jersey as in effect at the time of such indemnification.

                  Section 3. Procedure.  Any indemnification  under Section I or advance under Section 2 may be made by the Corporation in the specific case upon findings and a determination that indemnification is proper under the circumstances. Such determination shall be made (a) by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding, or
(b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel designated by the Board of Directors in a written opinion, or (c) by the shareholders.

                  Section 4. Other Rights. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors, or otherwise both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the legal representative of such a person.

                  Section 5. Insurance. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee, or agent of the Corporation against any expenses incurred in any proceeding and any liabilities asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of these By-Laws.

                                   ARTICLE IX
                            Miscellaneous Provisions

                  Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

                  Section 2. Execution of Instruments. All Agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents, may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the Chairman of the Board of Directors, President, Executive Vice President, or, with prior approval by any of the presiding officers, any Vice-President, Assistant Vice-President, or the Secretary, Assistant Secretary, or the Treasurer, or Assistant Treasurer.

                  Section 3. Records. The Certificate of Incorporation, the Bylaws and the proceedings of all meetings of the stockholders, the Board of Directors and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as secretary of the meeting.

                  Section 4. Emergencies. In the event of an emergency declared by the President of the Untied States or the person performing his function, the Bylaws of this Corporation and the operation thereof shall be temporarily suspended and in place thereof the officers and employees of this Corporation will continue to conduct the affairs of the Corporation and its subsidiaries under the authority of resolutions duly adopted by the Board of Directors, to become operative in such emergencies.

                  Section 5. Word Clarification. The use of the word "he", or any pronoun referring to such word, as used in these Bylaws shall be construed as masculine, feminine or neuter or in the singular or plural as the sense requires.

                                    ARTICLE X
                                     Bylaws

                  Section 1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation and shall be open for inspection to all stockholders during normal business hours.

                  Section 2. Amendments. These Bylaws may be amended upon vote of a majority of the entire Board of directors at any meeting of the Board, provided two days' notice of the proposed amendment has been given to each member of the Board of Directors. In the case of any Bylaw, the provisions of which are prescribed by law or the Certificate of Incorporation, no amendment may be made unless the Bylaw, as amended, is consistent with the requirements of law or the Certificate of Incorporation. The shareholders may alter or repeal any provision of these Bylaws by the vote of a majority of the shareholders at any meeting, except as otherwise provided by the Certificate of Incorporation, provided that a statement of the proposed action shall have been included in the notice of such meeting of stockholders.

                                   ARTICLE XI
                                     Mergers

                  1. No merger, consolidation or other business combination, nor any sale, lease, or exchange of substantially all of the assets of this Corporation may be effected except in accordance with all appropriate provisions of the Certificate of Incorporation, which provisions are hereby incorporated herein by reference.

                  2. In the event of a tender offer or other offer for the securities of the Corporation. the Board of Directors shall consider all relevant factors with respect to the impact of the offer upon the stockholders, employees, customers of the Corporation, and upon the Corporation's subsidiaries and the communities served by such subsidiaries, and all relevant financial, legal and other issues raised by the proposed offer. The Board shall have the discretion to promote acceptance or encourage rejection of an offer by all lawful means in the best interests of the Corporation, and the interests taken into account in reaching its determination, subject to all applicable provisions of the Certificate of Incorporation.




                                    STATEMENT

                  The foregoing Bylaws, consisting of fifteen (15) pages, were adopted by the Board of Directors at the organizational meeting of SVB FINANCIAL SERVICES, INC. on February 29, 1996.

                                                     /s/Marguerite Eppler
                                                     --------------------

[SEAL]                                                  Marguerite Eppler,
                                                        Secretary